Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-11 of our report dated June 9, 2017, relating to the financial statements of all of the assets and liabilities of Vornado Realty Trust’s Washington DC segment (other than its 46.2% interest in Rosslyn Plaza), (the “Vornado Included Assets”) (which report expresses an unqualified opinion on the financial statements and financial statement schedules and includes an explanatory paragraph referring to the allocation of certain operating expenses) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated June 9, 2017, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

September 15, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-11 of our report dated June 9, 2017, relating to the financial statement of JBG SMITH Properties appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
September 15, 2017